UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PROGENICS PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

On November 4, 2019, Progenics Pharmaceuticals, Inc. issued the following press release disclosing a letter it intends to mail to its shareholders:

Progenics Urges Shareholders to Reject the Risk and Uncertainty That Would be Caused by Giving Velan’s Nominees Control of The Board

November 17 is the Only Deadline for Velan’s Consent Solicitation

Reminds Shareholders that the S-4 Filing on the Value Maximizing Lantheus Transaction will be Filed with the SEC Before November 17

NEW YORK, November 4, 2019 – Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) (“Progenics” or the “Company”), an oncology company developing innovative targeted medicines and artificial intelligence to find, fight and follow cancer, today issued the following letter that it intends to mail to shareholders, urging shareholders to revoke any consents previously delivered to Velan Capital L.P. (“Velan”) by signing and returning Progenics’ WHITE Consent Revocation Card.

November 4, 2019

Dear Fellow Shareholder,

Velan Capital, L.P. (“Velan”) is attempting to take control of Progenics by replacing five of the seven directors on the Board of Directors through a consent solicitation campaign. Your choice in this matter will determine the future value of your investment.

Your Board has heard the call for change and has carefully evaluated the Company’s challenges with a clear and open-mind. To address these challenges, your Board determined that combining with Lantheus is the best path forward for the Company and maximizes value for you, our shareholders.

Even though they haven’t yet had a chance to fully evaluate the Lantheus transaction, the Velan nominees say they have a better idea. But you should be very skeptical of their untested “plan to build a plan” – which we believe could lead to considerable risk and uncertainty.

DECIDE FOR YOURSELF: THE COMPELLING LANTHEUS TRANSACTION VS. THE UNTESTED VELAN PLAN

The compelling transaction with Lantheus addresses a number of important concerns about your company with much greater certainty and likelihood of success as compared to Velan’s unproven “plan to build a plan.”

Combination with Lantheus	Velan’s Uncertain Strategic Plan

✔ An experienced and successful CEO already in place with a strong track record of value creation, an established management team with existing industry relationships and a longstanding culture of helping physicians and patients

x Plan that hopes to identify and install new CEO within 60 days, and then attempt to evaluate the broader management team
✔ 40-year, established relationships with major radio-pharmacies, hospitals and payers and longstanding channel relationships to drive increased access to AZEDRA	x Aims to improve patient access and new patient identification, but with no specific roadmap to achieve that goal
✔ Complementary manufacturing facility and supply chain infrastructure to support AZEDRA with oversight by an established COO with a successful track record in just-in-time manufacturing	x Unspecified actions to hopefully ensure reliable supply through secondary manufacturing, increase capacity and set up multiple suppliers
✔ Best-in-class isotope experience for in-house development of PyL and 1095, and a well-balanced clinical team with a devoted focus in nuclear medicine	x Plans to improve PyL NDA readiness without stating how and unreasonably overhaul 1095 clinical trial design and AZEDRA basket trial design
✔ An efficient cost structure and adequate cash balance in place to progress the combined company’s pipeline without dilutive financing	x Plan to irresponsibly put $200 million of debt on Progenics

✔ Well-rounded Board with strong track record of value creation, compensation policies aligned with shareholder interests through objective corporate and individual performance goals, shareholder friendly provisions

x Replace Board members with directors clearly wedded to Velan

DO NOT BE FOOLED – VELAN’S NOMINEES HAVE ALREADY MADE UP THEIR MIND

As publicly disclosed, Velan’s nominees collaborated with Velan on developing its vague strategic plan. Velan has wedded them to implementing it, and they themselves acknowledged that they already believe their plan “offers a better path forward” and that “fixing the Company’s current issues” is “preferable to entering a transaction with Lantheus.”

Make no mistake: if you give Velan control of the Progenics Board, they won’t just re-examine the transaction, they will do everything they can to undermine it. Don’t let Velan rob you of your right to a true and fully informed opportunity to vote on the compelling Lantheus transaction and maximize the value of your investment.

Velan is only interested in taking control without paying you a premium and is willing to terminate a well thought-out and market-checked transaction to achieve it – AT YOUR EXPENSE!

Shareholders deserve the right to make a fully informed decision with key information on the process and prospects of the Lantheus transaction. The Progenics Board strongly urges you to revoke any consents previously delivered to Velan by signing, dating and returning Progenics’ WHITE Consent Revocation Card by November 17, 2019. Shareholders can revoke any previously submitted consents by submitting a later-dated WHITE Consent Revocation card. If you have any questions or require assistance, please contact Progenics’ proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or PGNX@mackenziepartners.com.

Sincerely,

The Progenics Board of Directors

About PROGENICS

Progenics is an oncology company focused on the development and commercialization of innovative targeted medicines and artificial intelligence to find, fight and follow cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (PyL™ and 1404); and imaging analysis technology (aBSI and PSMA AI). Progenics has three commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and oral and subcutaneous formulations of RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which are partnered with Bausch Health Companies Inc.

Cautionary Statement Regarding Forward-Looking Statements

This document contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to Progenics’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics’ current perspective of existing trends and information as of the date of this communication and include statements regarding Progenics’ strategic and operational plans and delivering value for stockholders. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. All statements, other than historical facts, including the expected timing of the closing of the proposed transaction between Progenics and Lantheus (the “merger”); the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger, such as efficiencies, cost savings, synergies, revenue growth, creating stockholder value, growth potential, market profile, enhanced competitive position, and financial strength and flexibility; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Progenics’ and Lantheus’ plans, estimates or expectations could include, but are not limited to: (i) Progenics or Lantheus may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Progenics or Lantheus to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Progenics or Lantheus does business, or on Progenics’ or Lantheus’ operating results and business generally; (v) Progenics’ or Lantheus’ respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Progenics or Lantheus may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (x) the risk that Progenics or Lantheus may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the costs and management distraction attendant to a proxy contest or consent solicitation; (xiii) the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; (xiv) other risks to the consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; and (xv) uncertainties associated with the consent solicitation engaged in by Velan and certain other participants (the “Velan Consent Solicitation”). More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the SEC, including those risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2018, as updated in its subsequent Quarterly Reports on Form 10-Q. Progenics is providing the information in this document as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Important Additional Information For Stockholders

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the Velan Consent Solicitation, Progenics has filed a definitive consent revocation statement and accompanying WHITE consent revocation card with the SEC, which will also be mailed to Progenics’ stockholders. PROGENICS’ STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of Progenics’ consent revocation statement, any amendments or supplements to the consent revocation statement, and other documents filed with the SEC by Progenics in connection with the consent revocation solicitation through the website maintained by the SEC at https://www.sec.gov.

In addition, in connection with the proposed merger, Lantheus intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Progenics and Lantheus that also constitutes a prospectus of Lantheus. Each of Progenics and Lantheus also plan to file other relevant documents with the SEC regarding the proposed merger. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Progenics and Lantheus. INVESTORS AND SECURITY HOLDERS OF PROGENICS AND LANTHEUS ARE STRONGLY ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by Progenics or Lantheus through the website maintained by the SEC at https://www.sec.gov.

Copies of the documents filed with the SEC by Progenics will also be available free of charge on Progenics’ website at https://www.progenics.com or by contacting Progenics’ Investor Relations Department by email at mdowns@progenics.com or by phone at (646) 975-2533. Copies of the documents filed with the SEC by Lantheus will also be available free of charge on Lantheus’ internet website at https://www.lantheus.com or by contacting Lantheus’ Investor Relations Department by email at ir@lantheus.com or by phone at (978) 671-8001.

Certain Information Regarding Participants

Progenics, its directors, executive officers and certain employees may be deemed participants in the solicitation of consent revocations in connection with the Velan Consent Solicitation. In addition, Progenics, Lantheus, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger.

Information regarding the participants of Progenics in the solicitation of consent revocations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Progenics’ definitive consent revocation statement filed with the SEC on October 8, 2019 in response to the Velan Consent Solicitation. Information regarding the participants of Progenics in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Other information about the directors and executive officers of Progenics is set forth in Progenics’ Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 15, 2019 and amended on April 30, 2019, and its definitive proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on May 30, 2019.

Information about the directors and executive officers of Lantheus is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 20, 2019, its definitive proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 15, 2019 and its Current Report on Form 8-K, which was filed with the SEC on March 25, 2019. Other information regarding the participants of Lantheus in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at https://www.sec.gov and from Investor Relations at Progenics or Lantheus as described above.

Investor Contact
Melissa Downs
Investor Relations
(646) 975-2533
mdowns@progenics.com

Additional Investor Contact
Bob Marese / David Whissel
MacKenzie Partners, Inc.
(212) 929-5500

Media Contact
Michael Freitag / James Golden / Clayton Erwin
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

(PGNX-F)